[DYCOM LOGO]

                              N E W S   R E L E A S E


FOR IMMEDIATE RELEASE                     Contact:  Steven E. Nielsen, President
                                                    and CEO
                                                    Richard L. Dunn, Senior Vice
                                                    President and CFO
                                                    (561) 627-7171

Palm Beach Gardens, Florida                                    November 17, 2003

                   DYCOM TO ACQUIRE UTILIQUEST HOLDINGS CORP.

PALM BEACH GARDENS, FLORIDA (November 17, 2003) - DYCOM INDUSTRIES, INC. (NYSE:
DY) announced today that it has entered into a definitive merger agreement with UtiliQuest Holdings Corp. pursuant to which Dycom will acquire UtiliQuest for approximately $120 million in cash. Under the terms of the merger agreement, a newly-formed subsidiary of Dycom will merge with UtiliQuest with UtiliQuest surviving the merger as a wholly owned subsidiary of Dycom. UtiliQuest is a portfolio company of the OCM/GFI Power Opportunities Fund, which is one of the funds controlled by Oaktree Capital Management, LLC and GFI Energy Ventures LLC. The consummation of the merger is subject to certain customary closing conditions, including termination of the 30-day waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Dycom expects the merger will be consummated in the first week of December 2003.

UtiliQuest Holdings Corp., through its operating subsidiaries, UtiliQuest LLC and Underground Technology, Inc., provides underground utility locating services, which identify and mark underground utilities such as telephone, cable television, power and gas prior to underground excavations performed by others. UtiliQuest operates from over 55 locations in 19 states with over 1,900 employees.

Dycom has scheduled a conference call for Tuesday, November 25, 2003, at 9:00 a.m. (ET) to review the Company's fiscal 2004 first quarter results and discuss this acquisition. To participate in the conference call, dial 888-428-4479 (United States) or 651-291-5254 (International) ten minutes before the conference call begins and ask for the "Dycom Earnings" conference call. A live webcast of the conference call will be available at http:/www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast will also be available at http:/www.dycomind.com until Wednesday, December 24, 2003.

                                      *****
Dycom is a leading provider of engineering, construction, and maintenance services to telecommunication providers throughout the United States. Additionally, Dycom provides similar services related to the installation of integrated voice, data, and video local and wide area networks within office buildings and similar structures. Dycom also provides underground utility locating and mapping and electric utility construction services. Visit our website at http://www.dycomind.com for additional corporate information.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. Such statements include, but are not limited to, the Company's expectations for revenues and earnings per share. These statements are based on management's current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the anticipated outcome of contingent events, including litigation, liquidity needs

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and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update the information in this press release.

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